OPERATING AGREEMENT


                                       FOR


                        CROWN ASPHALT DISTRIBUTION L.L.C.

                               OPERATING AGREEMENT

                                       FOR

                        CROWN ASPHALT DISTRIBUTION L.L.C.

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I....................................................................1
THE LIMITED LIABILITY COMPANY................................................1
         1.1      Formation..................................................1
         1.2      Name.......................................................1
         1.3      Articles of Organization...................................1
         1.4      Registered Office, Registered Agent........................2
         1.5      Principal Place of Business................................2
         1.6      Character of Business......................................2
         1.7      The Members................................................2
         1.8      Term.......................................................2
         1.9      No State-Law Partnership...................................2

ARTICLE II...................................................................3
DEFINITIONS..................................................................3

ARTICLE III.................................................................10
CAPITAL CONTRIBUTIONS.......................................................10
         3.1      Capital Contribution of Crown.............................10
         3.2      Capital Contribution of MCNIC.............................12
         3.3      Additional Capital Contributions..........................13
         3.4      Failure to Contribute.....................................13
         3.5      Return of Contributions...................................15
         3.6      Advances by Members.......................................16
         3.7      Conditions Precedent to Capital Contributions by MCNIC....16
         3.8      Conditions Precedent to Capital Contributions by Crown....17

ARTICLE IV..................................................................17
REPRESENTATIONS, WARRANTIES AND COVENANTS...................................17
         4.1      Capacity of Members.......................................17
         4.2      Litigation................................................18
         4.3      Compliance with Laws; No Defaults.........................18
         4.4      Investment Representations................................18
         4.5      Additional Representations, Warranties and Covenants
                  of Crown..................................................19
         4.6      Survival..................................................20

ARTICLE V...................................................................20
MANAGERS; MANAGEMENT POWERS; OFFICERS.......................................20
         5.1      Managers..................................................20
         5.2      Management Authority......................................20
         5.3      Annual Operating Plan.....................................23
         5.4      Duties....................................................25
         5.5      Reliance by Third Parties.................................25
         5.6      Resignation...............................................25
         5.7      Vacancies.................................................26
         5.8      Information Relating to the Company.......................26
         5.9      Insurance.................................................26
         5.10     Tax Matters Partner.......................................26
         5.11     Exculpation...............................................26
         5.12     Officers..................................................27

ARTICLE VI..................................................................28
MANAGEMENT FEES AND REIMBURSEMENTS; COMPANY OPPORTUNITIES; CONFLICTS........28
         6.1      Management Fee............................................28
         6.2      Reimbursements............................................28
         6.3      Company Opportunities; Conflicts of Interest..............28
         6.4      Making of CAT Election....................................29
         6.5      Other Business Opportunities..............................29

ARTICLE VII.................................................................29
FINANCING OF COMPANY OPERATIONS.............................................29
         7.1      Working Capital Loan......................................29
         7.2      Additional Loans;Right of First Refusal to Provide
                  Financing.................................................30

ARTICLE VIII................................................................31
DISTRIBUTIONS TO THE MEMBERS................................................31
         8.1      Repayment of Preferential Capital Contribution............31
         8.2      Non-Liquidating Distributions.............................31
         8.3      Distributions in Kind.....................................32
         8.4      Liquidating Distributions.................................32

ARTICLE IX..................................................................32
ALLOCATIONS OF PROFITS AND LOSSES...........................................32
         9.1      Allocation of Profits and Losses..........................32
         9.2      Regulatory Allocations and Curative Provisions............33
         9.3      Other Allocation Rules....................................34

ARTICLE X...................................................................35
ALLOCATION OF TAXABLE INCOME AND TAX LOSSES.................................35
         10.1     In General................................................35
         10.2     Allocation of Section 704(c) Items........................35
         10.3     Integration With Section 754 Election.....................35
         10.4     Allocation of Tax Credits.................................36

ARTICLE XI..................................................................36
MEMBERS  36
         11.1     Limited Liability.........................................36
         11.2     Quorum....................................................36
         11.3     Informal Action...........................................36
         11.4     Meetings..................................................36
         11.5     Place of Meeting..........................................36
         11.6     Notice of Meeting.........................................36
         11.7     Proxies...................................................37
         11.8     Conduct of Meeting........................................37

ARTICLE XII ................................................................37
ACCOUNTING AND REPORTING....................................................37
         12.1     Books.....................................................37
         12.2     Capital Accounts..........................................37
         12.3     Transfers During Year.....................................38
         12.4     Reports...................................................38
         12.5     Section 754 Election......................................39
         12.6     Independent Audit.........................................39

ARTICLE XIII................................................................39
TRANSFER OF MEMBER' S INTEREST--RIGHT OF FIRST OFFER........................39
         13.1     Restrictions on Transfer..................................39
         13.2     Right of First Refusal; Right of First Offer..............40
         13.3     Tag-Along Rights..........................................41
         13.4     Cash Equivalents..........................................42
         13.5     Direct and Indirect Transfers.............................42
         13.6     Substitution of a Member..................................42
         13.7     Conditions to Substitution................................43


ARTICLE XIV.................................................................43
DISSOLUTION AND TERMINATION.................................................43
         14.1     Dissolution...............................................43
         14.2     Liquidation...............................................44
         14.3     Waiver of Right to Court Decree of Dissolution............45
         14.4     Articles of Dissolution...................................45

ARTICLE XV..................................................................45
INDEMNIFICATION.............................................................45
         15.1     Indemnification...........................................45
         15.2     Implementation............................................46

ARTICLE XVI.................................................................47
ARBITRATION.................................................................47
         16.1     Submission to Arbitration.................................47
         16.2     Initiation of Arbitration and Selection of Arbitrators....47
         16.3     Arbitration Procedures....................................48
         16.4     Enforcement...............................................48
         16.5     Fees and Costs............................................48
         16.6     Capital Contributions.....................................49

ARTICLE XVII................................................................49
NOTICES  49
         17.1     Method of Notices.........................................49
         17.2     Computation of Time.......................................50

ARTICLE XVIII...............................................................50
GENERAL PROVISIONS..........................................................50
         18.1     Confidentiality...........................................50
         18.2     Public Announcements......................................51
         18.3     Entire Agreement..........................................51
         18.4     Amendment.................................................51
         18.5     Applicable Law............................................51
         18.6     References................................................51
         18.7     U.S. Dollars..............................................51
         18.8     Counterparts..............................................51
         18.9     Additional Documents......................................51
         18.10    Written Consents..........................................51

                               OPERATING AGREEMENT

                                       FOR

                        CROWN ASPHALT DISTRIBUTION L.L.C.


         THIS OPERATING AGREEMENT (this "Agreement") dated as of June 30, 1998, is between MCNIC PIPELINE & PROCESSING COMPANY, a Michigan corporation ("MCNIC"), and CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation ("Crown"), which is a wholly owned subsidiary of Crown Energy Corporation, a Utah corporation ("Crown Parent"). MCNIC and Crown are sometimes referred to herein collectively as the "Members" and each individually as a "Member."

         In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                          THE LIMITED LIABILITY COMPANY

         1.1 Formation. The Members hereby form a limited liability company pursuant to the Utah Limited Liability Company Act (the "Act") upon the terms and conditions set forth in this Agreement. To the fullest extent permitted by the Act, this Agreement shall control as to any conflict between this Agreement and the Act or as to any matter provided for in this Agreement that is also provided for in the Act.

         1.2 Name. The name of the limited liability company shall be Crown Asphalt Distribution L.L.C. (the "Company").

         1.3 Articles of Organization. The Operating Manager shall cause articles of organization that comply with the requirements of the Act to be properly filed with the Utah Division of Corporations and Commercial Code. In the future, the Operating Manager shall execute such further documents (including amendments to the articles of organization) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the formation, qualification or operation of a limited liability company in all states and counties where the Company may conduct its business.

         1.4 Registered Office, Registered Agent. The location of the registered office of the Company shall be 50 West Broadway, Salt Lake City, Utah 84111, or such other location as the Members may designate. The Company's registered agent at such address shall be.

         1.5 Principal Place of Business. The location of the principal place of business of the Company shall be 215 South State, Suite 650, Salt Lake City, Utah 84111, or at such other place as the Members from time to time may select.

         1.6 Character of Business. The business of the Company shall be to (a) acquire, process, blend, store, market, sell and deliver Products; (b) if the Company makes the CAT Election pursuant to Section 3.1(b), receive an assignment of the CAT Member Interest as provided for herein and exercise all of its rights and privileges as the holder of the CAT Member Interest; (c) enter into the PSAC Purchase Agreement and receive an assignment of or otherwise acquire the PSAC Assets under the terms and conditions of the PSAC Purchase Agreement; (d) operate, improve and maintain the properties constituting or subject to the PSAC Assets; (e) acquire or construct other properties and facilities for the purpose of engaging in the activities described in the immediately preceding clause (a);
(f) perform any other activity necessary, appropriate or incidental to any of the foregoing; and (g) transact any and all other businesses for which limited liability companies may be formed under the Act.

         1.7 The Members. The name and business address of each Member are as follows:

                  Name                              Address
                  ----                              -------

                  MCNIC                             150 West Jefferson Avenue
                                                    Suite 1700
                                                    Detroit, Michigan 48226

                  Crown                             215 South State
                                                    Suite 650
                           Salt Lake City, Utah 84111

Additional Members shall not be admitted to the Company without the prior written consent of all of the Members.

         1.8 Term. The Company shall continue until the happening of the first to occur of January 1, 2097 or one of the events set forth in Section 14.1.

         1.9 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership or a mining partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

                                   ARTICLE II

                                   DEFINITIONS

         The following terms shall have the indicated meaning:

         "AAA" shall mean the American Arbitration Association.

         "Acquiring Member" shall have the meaning set forth in Section 6.3(a).

         "Additional  Opportunity"  shall have the  meaning set forth in Section
6.3.

         "Adjusted Capital Account Deficit" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the fiscal year after giving effect to the following adjustments:

                  (a)  Credit  to such  Capital  Account  any  addition  thereto pursuant to ss.ss. 1.704-2(g)(1) and ss. 1.704-2(i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with ss. 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any Member for non-recourse debt (as determined under ss. 1.704-2(i)(3) of the Treasury Regulations); and

                  (b) Debit to such Capital Account the items described in ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

                  This  definition  of  Adjusted   Capital  Account  Deficit  is
intended to comply with the provisions of Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(d).

         "Adjusted Properties" shall have the meaning set forth in Section 10.2.

         "Additional Capital Contribution" shall mean, with respect to any Member, the aggregate amount of cash to be contributed by such Member to the Company in respect of any capital call pursuant to Section 3.3.

         "Affiliate" shall mean with respect to a Member (a) any Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities, membership interests or partnership interests of the Member, (b) any Person 50% or more of whose outstanding voting securities, membership interests or partnership interests are directly or indirectly owned, controlled or held with power to vote by the Member or a Person or group described in "(a)", and (c) any officer, director, member, manager or partner of the Member or any Person described in subsections (a) or
(b) of this paragraph.

         "Annual Operating Plan" shall have the meaning set forth in Section 5.3(a).

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

         "Available Cash" shall mean the cash or cash equivalent items held by the Company, less cash reserve accounts established by the Management Committee and less amounts required to make current Preferential Distributions. The Management Committee shall be authorized to set up such cash reserve accounts as it reasonably determines are necessary including cash reserve accounts for future capital expenditures.

         "Capital Accounts" shall mean the account established for each Member pursuant to Section 12.2.

         "Capital Contribution" shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash or cash equivalents contributed to the capital of the Company, or, if the context in which such term is used so indicates, the agreed value of any property agreed to be contributed or requested to be contributed by a Member to the capital of the Company.

         "Carrying Value" The initial "Carrying Value" of property contributed to the Company by a Member shall mean the agreed value of such property at the time of contribution as determined by the Managers and the contributing Member. The initial Carrying Value of any other property shall be the adjusted basis of such property for federal income tax purposes at the time it is acquired by the Company. The initial Carrying Value of a property shall be reduced (but not below zero) by all subsequent depreciation, cost recovery, depletion and amortization deductions with respect to such property as taken into account in determining profit and loss. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 12.2(b) and 12.2(c), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Company properties, as deemed appropriate by the Managers.

         "CAT" shall mean Cowboy Asphalt Terminal L.L.C., a Utah limited liability company, of which Crown and Foreland are the only members.

         "CAT Member Interest" shall mean all right, title and interest of Crown in its capacity as a member of CAT, which right, title and interest includes at least a 65 percent interest in the profits and losses of CAT.

         "CAT Member Interest  Contribution" shall have the meaning set forth in
Section 3.1(b).

         "CAT Purchase Agreement" shall mean the Cowboy Memorandum of Closing, as supplemented by the Cowboy Assignment and Agreement.

         "CAT Operating Agreement" shall mean the Operating Agreement to be adopted by and between Foreland and Crown, in their capacities as members of CAT.

         "CAT  Election  Notice"  shall  have the  meaning  set forth in Section
3.1(b).

         "CAT Election" shall have the meaning set forth in Section 3.1(b).

         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
         Compensation, and Liability Act of 1986, as amended.

         "Claim Notice"shall have the meaning set forth in Section 15.2(b).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section or sections of the Code are deemed to include a reference to any corresponding provision of future law.

         "Company" shall have the meaning set forth in Section 1.2.

         "Confidential Information" shall have the meaning set forth in Section 18.1.

         "Cowboy Assignment and Agreement" shall mean that certain Assignment and Agreement, to which Crown, Foreland and RTI are parties.

         "Cowboy Memorandum of Closing" means that certain Memorandum of Closing to which RTI and Hancock-Geisler shall be the parties when the same is executed and delivered.

         "Cowboy Promissory Note" shall mean that certain promissory note, if and when the same is executed and delivered, made by CAT in favor of Hancock-Geisler pursuant to Section 3.3 of the Cowboy Memorandum of Closing.

         "Cowboy Terminal" shall mean that certain real and personal property located in North Salt Lake, Utah, and further described on Exhibit A and Exhibit B attached hereto.

         "Crown" shall have the meaning set forth in the preamble to this Agreement.

         "Crown Parent" shall have the meaning set forth in the preamble to this Agreement.

         "Date of Notice" shall have the meaning set forth in Section 5.11(b).

         "Default Interest Rate" shall mean a rate per annum equal to the lesser of (a) 6% plus the General Interest Rate, and (b) the maximum rate permitted by applicable law.

         "Delinquent Member" shall have the meaning set forth in Section 3.4(a).

         "Effective Date" shall mean June 1, 1998.

         "Environmental Laws" shall mean Laws aimed at reclamation or restoration of the Properties; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or hazardous wastes into the environment, including without limitation, ambient air, soil, surface water and groundwater, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, including, by way of example and without limitation, CERCLA and RCRA.

         "Encumbrances"   shall  mean  mortgages,   deeds  of  trust,   security
interests, pledges, liens, or other burdens of any nature.

         "Foreland"  shall  mean  Foreland   Refining   Corporation,   a  Nevada
corporation.

         "General Interest Rate" shall mean a rate per annum equal to the lesser of (a) an annual rate of interest which equals the floating commercial loan rate as published in the Wall Street Journal from time to time as the "Prime Rate," adjusted in each case as of the banking day in which a change in the Prime Rate occurs, as reported in the Wall Street Journal; provided, however, that if such rate is no longer published in the Wall Street Journal, then it shall mean an annual rate of interest which equals the floating commercial loan rate of Citibank, N.A., or its successors and assigns, announced from time to time as its "base rate," adjusted in each case as of the banking day in which a change in the base rate occurs; and (b) the maximum rate permitted by applicable law.

         "Hancock-Geisler"   means   Hancock-Geisler   R.I.C.,  Inc.,  an  Idaho
corporation.

         "Law" or "Laws" shall mean all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including Permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

         "Loan" shall have the meaning set forth in Section 7.2.

         "Loss" shall have the meaning set forth in Section 15.2(a).

         "Major Decision" shall have the meaning set forth in Section 5.2(c).

         "Management Agreement" shall mean that certain Operating and Management Agreement dated as of the Effective Date between the Company and Crown.

         "Management Committee" shall have the meaning set forth in Section 5.2(b).

         "Managers" shall have the meaning set forth in Section 5.1.

         "Matching  Capital  Contribution"  shall have the  meaning set forth in
Section 3.2(c).

         "Material Adverse Effect" shall mean, with respect to any Member, a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of that Person and its Affiliates (excluding those Persons included within subsection (c) of the definition of "Affiliate"), taken as a whole, or (ii) the ability of that Person to perform its obligations under this Agreement.

         "MCNIC" shall have the meaning set forth in the preamble to this Agreement.

         "Minimum Budget" shall have the meaning set forth in Section 5.3(b).

         "Net Cash Flow" shall mean, with respect to a particular calendar month, all revenues received by the Company during such month from any source, including, without limitation, from the sale of Products, but excluding Capital Contributions and the proceeds of any loans obtained by the Company, less:

                  (i) all reasonable and necessary costs and expenses paid by the Company during such calendar month with respect to the conduct, in the ordinary course, of the Company's business and the operation, maintenance and protection of the Company's properties, but excluding any costs and expenses that constitute capital expenditures, or any costs or expenses, such as depreciation or depletion, that do not represent cash outlays by the Company;

                  (ii) income, excise, sales, property and other taxes assessed against or imposed on the Company or its properties and paid by the Company during such calendar month;

                  (iii) if the Company makes the CAT Election, any amounts paid by the Company to CAT during such calendar month that, pursuant to the CAT Operating Agreement, are required to be contributed by the Company with respect to the CAT Member Interest for application to the payment of principal of or interest on the Cowboy Note; and

                  (iv) any amounts paid by the Company during such calendar month relating to the Company's interest in the Santa Maria Contract, as defined in the PSAC Purchase Agreement.

The above items shall be determined in accordance with generally accepted accounting principles consistently applied after giving effect to the express terms of this Agreement.

         "Nonacquiring  Member"  shall  have the  meaning  set forth in  Section
6.3(a).

         "Non-Defaulting Member" shall have the meaning set forth in Section 3.4(a).

         "Notice of Additional Capital Contributions" shall mean, with respect to any call for Additional Capital Contributions from the Members, a notice from the Operating Manager setting forth (a) the Required Capital, (b) the Additional Capital Contribution required from each Member, and (c) the date on which such Additional Capital Contributions are required to be made to the Company.

         "Operating Manager" shall have the meaning set forth in Section 5.1.

         "Permit" shall have the meaning set forth in definition of Laws.

         "Person" shall mean an individual, natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.

         "Preferential Capital Contribution" shall have the meaning set forth in
Section 3.2(b).

         "Preferential Distributions" shall mean the distributions made to MCNIC pursuant to Article VIII.

         "Preferential Contribution Payout" shall mean such time as MCNIC shall have received Preferential Distributions with an aggregate present value, calculated pursuant to the following sentence, equal to the amount of the Preferential Capital Contribution. For purposes of determining the present value of any Preferential Distribution, the present value of such Preferential Distribution shall be calculated as of the date upon which the Preferential Capital Contribution is made to the Company, using a discount rate of 15% per annum.

         "Products" shall mean all hydrocarbons, crude oil, polymers, bitumen and asphalt and all products produced therefrom, and chemicals used in association therewith, including without limitation asphalt, performance grade asphalts, synthetic crude oil and diesel fuel.

         "Product Inventory" shall have the meaning set forth in Section 7.1(a).

         "Profits" or "Losses" shall mean the income or loss of the Company as determined under the capital accounting rules of Treasury Regulation ss.
1.704-1(b)(2)(iv) for purposes of adjusting the Capital Accounts of Members including, without limitation, the provisions of paragraphs 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4) of those regulations relating to the computation of items of income, gain, deductions and loss.

         "Proposed Borrowing Notice" shall have the meaning set forth in Section 7.2.

         "PSAC" means Petro Source Asphalt Company, a Texas corporation.

         "PSAC Assets" means the Assets, as defined in the PSAC Purchase Agreement.

         "PSAC  Purchase   Agreement"  means  that  certain  Purchase  and  Sale
Agreement dated July 2, 1998, between PSAC, as seller, and the Company, as buyer.

         "RCRA" shall mean the Resource Conservation and Recovery Act.

         "RTI" shall mean Refinery Technologies, Inc., a Utah corporation.

         "Regulatory Allocations" shall have the meaning set forth in Section 9.2(g).

         "Required Capital" shall mean, with respect to any capital call pursuant to Section 3.3 or the aggregate amount of cash to be contributed by both Members to the Company.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sharing Ratios" shall mean each Member's membership interest in the Company. The Member's "Sharing Ratios" shall be determined as follows:

                  (i)      The Sharing Ratios shall initially be as follows:

                           MCNIC                     49.99 percent

                           Crown                     50.01 percent

                  (ii) The Sharing Ratios shall be subject to adjustment as provided in Section 3.4.


         "TMP" shall have the meaning set forth in Section 5.10.

         "Total Capital Contributions by All Members" shall have the meaning set forth in Section 3.4(a)9(ii)(B).

         "Treasury Regulations" shall mean regulations issued by the Department of Treasury under the Code. Any reference herein to a specific section or sections of the Treasury Regulations shall be deemed to include a reference to any corresponding provision of future regulations under the Code.

         "Voting Interest" Each Member shall have a "Voting Interest" equal to the following percentage of all outstanding Voting Interests:

                  MCNIC                              49.99 percent

                  Crown                              50.01 percent

         "Working Capital Loan" shall have the meaning set forth in Section 7.1.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         3.1      Capital Contribution of Crown.

                  (a) Concurrently with the execution and delivery of this Agreement, Crown is making a capital contribution to the Company in the amount of $100.

                  (b) The Company may elect to require Crown to assign to the Company, as an additional Capital Contribution of Crown, the CAT Member Interest and all privileges, rights and obligations associated therewith (such election is referred to in this Agreement as the "CAT Election" and the assignment of the CAT Member Interest to the Company as a Capital Contribution of Crown if the Company makes the CAT Election as referred to in this Agreement as the "CAT Member Interest Contribution"). In order to make the CAT Election, the Company shall, on or before December 31, 1999, provide to Crown and the Operating Manager written notice (the "CAT Election Notice") of the Company's decision to make the CAT Election. If the Company fails to timely provide such notice, then the CAT Election shall automatically expire.

                  (c) The following provisions shall apply if, and only if, the Company duly and timely makes the CAT Election:

                           (i)  Within 30 days  after the date the CAT  Election
Notice is given, Crown shall assign to the Company, pursuant to an assignment in form and substance reasonably acceptable to MCNIC, the CAT Member Interest, free and clear of all Encumbrances, together with such other documents, in form and substance reasonably acceptable to MCNIC, necessary or desirable to cause the Company to be admitted as a member of CAT with respect to the CAT Member Interest, which other documents shall include, without limitation, a duly executed and delivered consent of Foreland to such admission of the Company as a member of CAT and a duly executed and delivered amendment to the CAT Operating Agreement effectuating such admission and vesting in the Company all management rights with respect to CAT to which Crown shall be entitled under the CAT Operating Agreement;

                           (ii) If CAT has not previously closed its purchase of
the Cowboy Terminal, Crown shall cause CAT to exercise its option to purchase the Cowboy Terminal and to consummate its purchase thereof upon the terms and conditions of the CAT Purchase Agreement;

                           (iii) Crown  shall make and shall use its  reasonable
business efforts to cause Foreland to make capital contributions to CAT which, in the aggregate, are sufficient to pay all amounts due with respect to the closing of the purchase of the Cowboy Terminal by CAT under the terms of the CAT Purchase Agreement and with respect to such remediation and other actions as may be required in order to cause the Cowboy Terminal to be in compliance with all

Environmental Laws, which capital contributions shall be made on a pro rata basis, based upon the respective percentage member interests of Crown and Foreland in CAT;

                           (iv)  Following  the  date of the CAT  Election,  the
Company shall be entitled to receive all distributions from CAT and attributable to the CAT Membership Interest (including any distributions made to Crown prior to such date), effective as of the Effective Date and shall assume responsibility for all capital contributions or other expenditures of any kind relating to CAT or the CAT Member Interest required to be made after such date (specifically including payments due under the Cowboy Promissory Note) or made or owed by Crown as of the Effective Date and shall promptly reimburse Crown for any such documented capital contributions or expenditures incurred since the Effective Date.

                           (v) All inventory of paving  asphalt which is located
on the Cowboy Terminal on the date of the CAT Election and which was purchased by Crown prior to the Effective Date shall remain the sole property of Crown and the Company shall have no rights to, or interests in, such paving asphalt unless the Company purchases such paving asphalt from Crown at its documented costs. If the Company does not elect to purchase the foregoing paving asphalt from Crown, after the date of the CAT Election, Crown shall be free to market such asphalt in the ordinary course of its business on a "first in - first out" basis; and

                           (vi) Crown's  Capital  Account  shall be increased by
$1,500,000, which the Members agree, for purposes of this Agreement, is the value of the CAT Member Interest Contribution.

                  (d) If Crown has made the CAT Member Interest Contribution and subsequently either CAT's title to Cowboy Terminal fails or CAT otherwise ceases to operate the Cowboy Terminal because of title related issues, then Crown shall make an additional Capital Contribution to the Company in an amount equal to (a) $1,500,000 minus (b) the "after-tax value" to the Members of the income received by the Company from operations conducted at the Cowboy Terminal after the Effective Date; and (iii) plus the amount, if any, that the Company has paid, or is obligated to refund or pay, to any third party in connection with the failure of title to the Cowboy Terminal. For purposes of determining such after-tax value, the Members shall be deemed to have paid tax on such income at the maximum combined federal and State of Utah income tax rates then in effect for "C" corporations.

         3.2      Capital Contribution of MCNIC.

                  (a) Concurrently with the execution and delivery of this Agreement, MCNIC is making a capital contribution to the Company in the amount of $100.

                  (b) Concurrently with the closing of the Company's purchase of the PSAC Assets, MCNIC shall make a Capital Contribution to the Company in the amount of $6,000,000 (the "Preferential Capital Contribution"), which together with the Working Capital Loan shall be used by the Company solely to pay the purchase price of the PSAC Assets, and which shall be returned to MCNIC, together with a return thereon as provided in this Agreement, in the form of Preferential Distributions. In the event that the Company does not make the CAT Election in a timely fashion, $1,500,000 shall be deducted from the Working Capital Loan and shall be deemed added to the Preferential Capital Contribution and MCNIC shall be entitled to a return on such amount in the form of the Preferential Distribution described in the preceding sentence. Concurrently with the payment of the Preferential Capital Contribution by MCNIC to the Company, the Company shall grant to MCNIC a first priority lien, security interest and pledge of all of the property of the Company, whether real or personal, tangible or intangible, then owned or thereafter acquired, including, without limitation, the CAT Member Interest if the Company makes the CAT Election and the PSAC Assets, but excluding the Product Inventory, to secure the payment by the Company to MCNIC of the Preferential Distributions, in accordance with the terms of Article VIII. Notwithstanding the foregoing, so long as the Working Capital Loan is outstanding, such lien, security interest and pledge shall be on a parity with the lien, security interest and pledge encumbering the same property to secure the Working Capital Loan. Such grant shall be made pursuant to a deed of trust, security agreement and pledge agreement in form and substance acceptable to MCNIC. Upon making the Preferential Capital Contribution to the Company (including the $1,500,000 converted from the Working Capital Loan if the CAT Election is not made), MCNIC's Capital Account shall be increased by the amount of the Preferential Capital Contribution.

                  (c) If the Company makes the CAT Election, MCNIC shall, concurrently with Crown's assignment of the CAT Member Interest to the Company pursuant to Section 3.1(c)(i), make a Capital Contribution to the Company in the amount of $1,500,000 (the "Matching Capital Contribution"). Upon making the Matching Capital Contribution to the Company, MCNIC's Capital Account shall be increased by the amount of the Matching Capital Contribution. The Company shall use the Matching Capital Contribution solely for the purpose of promptly paying or prepaying the Working Capital Loan; provided, if any portion of the Matching Capital Contribution remains after the Working Capital Loan has been paid in full, the Company may use such portion for other proper Company purposes.

         3.3 Additional Capital Contributions. The Managers shall have the right to call for Additional Capital Contributions from the Members, pro rata to their respective Sharing Ratios. Any such call shall constitute a Major Decision. If the Management Committee approves an Additional Capital Contribution pursuant to this Section 3.3, the Operating Manager shall, as soon as practicable thereafter, deliver to each Member a Notice of Additional Capital Contribution at least 30 business days in advance of the time such Additional Capital
Contribution is required to be made to the Company. The required Additional Capital Contribution for each Member shall be calculated by multiplying the Required Capital by that Member's percentage Sharing Ratio. The Members shall be obligated to make such Additional Capital Contributions to the Company in immediately available funds on or before the date specified in the applicable Notice of Additional Capital Contributions.

         3.4      Failure to Contribute.

                  (a) If a Member (the "Delinquent Member") does not contribute by the time required all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement, the Company, at the direction of the other Member (the "Non-Defaulting Member"), or the Non-Defaulting Member, may exercise, on notice to the Delinquent Member, one or more of the remedies set forth in the immediately following clauses (i) and
(ii). The Company or the Non-Defaulting Member, as the case may be, may plead for relief under one or more of such remedies in any arbitration or judicial proceeding; provided, however, to the extent the Company or the Non-Defaulting Member exercises one of such remedies as to all or a portion of the Capital Contribution that is in default and receives the payment, adjustment or other relief provided for in connection with such remedy, the Delinquent Member shall not be liable in any event for more than the obligation that is owed.

                           (i)   Taking   such   action,   including,    without
limitation, exercising any rights and remedies provided for under this Agreement or otherwise available at law or in equity, as the Non-Defaulting Member may deem appropriate to obtain payment to the Company by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member; or

                           (ii) the  Non-Defaulting  Member may advance,  in the
Non-Defaulting Member's sole discretion, the portion of the Delinquent Member's Capital Contribution that is in default and designate whether such contribution is made under the loan provisions of Section 3.4(a)(ii)(A) or is made as a Capital Contribution by the Non-Defaulting Member under the provisions of
Section 3.4(a)(ii)(B);

                                    (A)  A  Capital  Contribution  made  to  the
         Company and designated under this Section 3.4(a)(ii)(A) shall constitute a loan from the Non-Defaulting Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of this Agreement, with the following results:

                                            (1)  the  principal  balance  of the
         loan and all accrued unpaid interest thereon shall be due and payable in whole on the tenth day after written demand therefor by the Non-Defaulting Member to the Delinquent Member, provided, however, that the demand for payment of such loan may not be made until after the date that is 6 months after the date such loan is made;

                                            (2) the  amount  loaned  shall  bear
         interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Non-Defaulting Member;

                                            (3)  all   distributions   from  the
         Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company and whether before or after demand for payment is made pursuant to the immediately preceding subparagraph (1) ) instead shall be paid to the Non-Defaulting Member until the loan and all interest accrued on it have been paid in full to the Non-Defaulting Member (with payments being applied first to accrued and unpaid interest and then to principal); and

                                            (4)  the  payment  of the  loan  and
         interest accrued on it shall be secured by a security interest in the Delinquent Member's membership interest, as more fully set forth in
         Section 3.4(b).

                                    (B)  A  Capital  Contribution  made  to  the
         Company and designated under this Section 3.4(a)(ii)(B) shall be treated as a Capital Contribution by the Non-Defaulting Member and shall be credited to the Capital Account of the Non-Defaulting Member making the contribution. If MCNIC is the Non-Defaulting Member, the Preferential Capital Contribution shall be deemed increased by the amount of the Capital Contribution made pursuant to this Section 3.4(a)(ii)(B) and the Preferential Contribution Payout shall not be deemed to have occurred until MCNIC shall have received an additional aggregate amount of Preferential Distributions equal to the present value of such additional Capital Contribution in accordance with the definition of Preferential Contribution Payout, with the exception that the present value of such additional Capital Contribution shall be calculated as of the date such contribution is made by MCNIC on behalf of the Delinquent Member. The Sharing Ratio of the Delinquent Member shall be reduced by the following (expressed as a percentage number):

                Unpaid Capital Contribution of Delinquent Member
                   Total Capital Contributions By All Members

For purposes of this Section 3.4(a)(ii)(B) "Total Capital Contributions By All Members" means the aggregate Capital Contributions of the Members (including the Capital Contribution made by the Non-Defaulting Member pursuant to this Section 3.4(a)(ii)). The Sharing Ratio of the Non-Defaulting Member that makes the contribution shall be increased by a percentage number equal to the reduction in the Sharing Ratio of the Delinquent Member. Appropriate adjustments shall be made in the Capital Accounts of the Members and the Carrying Value of Company property as provided in Section 12.2(b) to reflect actual cash contributions;

                  (b)  Each   Member   grants  to  the   Company,   and  to  the
Non-Defaulting Member with respect to any loans made by the Non-Defaulting Member to that Member as a Delinquent Member pursuant to Section 3.4(a)(ii)(A), as security, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by the Non-Defaulting Member to that Member as a Delinquent Member pursuant to Section 3.4(a)(ii)(A), a security interest in and a general lien on all of its interest in the Company and the proceeds thereof, all under the Uniform Commercial Code of Utah. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Non-Defaulting Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Utah with respect to the security interest granted in this Section 3.4(b), subject to
Article XVI. Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Company or the Non-Defaulting Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 3.4(b). At the option of the Company or a Non-Defaulting Member, this Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

         3.5 Return of Contributions. Except as provided in Article VIII with respect to the Preferential Capital Contribution, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. Except as provided in Article VIII with respect to the Preferential Capital Contribution, any unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend cash or property to the Company to enable the Company to return any Member's Capital Contributions. The provisions of this Section 3.5 shall not limit a Member's rights under
Article XIV.

         3.6 Advances by Members. If at any time the cash available to the Company is less than: (i) the Company's then current obligations, and (ii) expenses and amounts necessary for the Company to conduct its business and operations according to its ordinary and usual course of business, preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with persons having business relationships with the Company, the Members may, if requested by the Management Committee, but shall not be obligated to, advance all or any portion of such cash deficiency to the Company. Such request and the acceptance of such advance by the Company shall constitute a Major Decision. If more than one Member elects to make such advance, they shall make the advances in proportion to their respective Sharing Ratios. All advances made pursuant to this Section
3.6 shall constitute a loan from the advancing Member(s) to the Company, shall bear interest at the General Interest Rate and shall not be considered as part of the Company's equity or Members' Capital Contributions. Any such loan shall be subordinate to: (i) any loans from any then existing third-party lender to the Company if required by such lender, and (ii) the Preferential Distributions, and shall be repaid prior to any other distributions to the Members.

         3.7 Conditions Precedent to Capital Contributions by MCNIC. Notwithstanding anything to the contrary contained in this Agreement, the obligation of MCNIC to make any Capital Contribution to the Company pursuant to
Section 3.2 is subject to the satisfaction of the following conditions precedent to such Capital Contribution at and as of the time such contribution is to be made:

                  (a) All representations and warranties of Crown contained in this Agreement shall be true and correct, and Crown shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Crown through the date of such MCNIC Capital Contribution.

                  (b) With respect to the Preferential Capital Contribution only, the Company shall have performed all of its obligations under Section 3.2(b).

                  (c) MCNIC shall have received one or more opinions from counsel to Crown, in form and substance reasonably satisfactory to MCNIC, which opinions shall address: (i) the due formation, valid existence and good standing of Crown in the State of Utah, (ii) the due execution and delivery of this Agreement and the Management Agreement, (iii) the due authorization of this Agreement and the Management Agreement, and the performance of the transactions contemplated herein and therein, including specifically an opinion that this Agreement and the Management Agreement have been duly authorized by all necessary corporate and shareholder action, (iv) the enforceability of this Agreement and the Management Agreement, in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, (v) that the investment by Crown in the Company constitutes a private placement by the Company to a single accredited investor and is exempt from registration under all applicable federal and state securities laws, and (vi) such other matters as MCNIC reasonably requires.

         3.8 Conditions Precedent to Capital Contributions by Crown. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Crown to make any Capital Contribution to the Company pursuant to Sections 3.1 is subject to the satisfaction of the following conditions precedent to such Capital Contribution at and as of the time such contribution is to be made:

                  (a) All representations and warranties of MCNIC contained in this Agreement shall be true and correct, and MCNIC or its Affiliates shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by MCNIC or its Affiliates as of the date of such Capital Contributions.

                  (b) Crown shall have received one or more opinions from counsel to MCNIC (which may be MCNIC's in-house counsel and may be limited to Michigan law), in a form satisfactory to Crown, which opinions shall address:
(i) the due formation, valid existence and good standing of MCNIC in the state of Michigan, (ii) the due execution and delivery of this Agreement, (iii) the due authorization of this Agreement, including specifically an opinion that this Agreement has all necessary MCNIC shareholder and board of directors approvals that may be required pursuant to Law, (iv) the enforceability of this Agreement against MCNIC in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditor's rights generally and by general principles of equity, (v) that the investment by MCNIC in the Company constitutes a private placement by the

Company to a single accredited investor and is exempt from registration under all applicable federal and state securities laws, and (vi) such other matters as Crown reasonably requires.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1 Capacity of Members. Each Member represents and warrants to the other Member as follows:

                  (a) such Member is a corporation duly incorporated and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

                  (b) the execution, delivery and performance by it of this Agreement and all transactions contemplated herein are within its corporate powers and have been duly authorized by all necessary corporate actions;

                  (c) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

                  (d) the execution, delivery and performance by it of this Agreement will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of (i) any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority, (ii) its articles or certificate of incorporation or bylaws, or (iii) any agreement or arrangement to which it or any of its Affiliates is a party or which is binding upon it or any of its Affiliates or any of its or their assets.

         4.2 Litigation. Except as disclosed in Schedule 4.2, each Member represents and warrants to the other Member that as of the date of this Agreement there is no action, suit or proceeding pending against, or to its knowledge threatened against or affecting, such Member or any of its Affiliates before any court or any arbitrator, governmental department, agency, official or instrumentality that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Member or its Affiliates.

         4.3 Compliance with Laws; No Defaults. Except as disclosed in Schedule 4.3, each Member represents and warrants to the other Member that as of the date of this Agreement such Member and its Affiliates (i) are not in violation of any applicable law, rule, regulation, judgment, injunction order or decree except for violations that have not had and would not reasonably be expected to have a Material Adverse Effect and (ii) are not in default under, and no condition exists that with the giving of notice or the passage of time or both would constitute a default under any agreement or other instrument binding upon them, or any license, franchise, Permit or similar authorization held by them, except for defaults or potential defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.4      Investment Representations.

                  (a) In acquiring an interest in the Company, each Member represents and warrants to the other Member that it is acquiring such interest for its own account for investment and not with a view to its sale or distribution. Each Member recognizes that investments such as those contemplated by this Agreement are speculative and involve substantial risk. Each Member further represents and warrants that the other Member has not made any guaranty or representation upon which it has relied concerning the possibility or probability of profit or loss as a result of its acquisition of an interest in the Company.

                  (b) Each Member recognizes that (i) the membership interests in the Company have not been registered under the Securities Act, in reliance upon an exemption from such registration, and covenants not to sell, offer for sale, transfer, pledge or hypothecate all or any part of its interest in the Company in the absence of an effective registration statement covering such interest under the Securities Act unless such sale, offer of sale, transfer, pledge or hypothecation is exempt from registration under the Securities Act
(ii) the Company has no obligation to register any Member's interest for sale, or to assist in establishing an exemption from registration for any proposed sale, and (iii) the restrictions on transfer contained in this Agreement and under the Securities Act may severely affect the liquidity of a Member's investment.

         4.5 Additional Representations, Warranties and Covenants of Crown. Crown represents and warrants to (as of the date of this Agreement and, in the case of the representations and warranties set forth in the immediately following clauses (b) through (g) and, if the Company makes the CAT Election, as of the date Crown makes the CAT Member Interest Contribution), and covenants with, MCNIC that as of the date of this Agreement and hereafter, as applicable:

                  (a) The "total assets" and "net sales" of Crown Parent and Crown, as such terms are used in 16 C.F.R. ss. 801.40(b), are each less than $10,000,000.


                  (b) Crown is a member of CAT, entitled to all the rights and benefits of a member under the CAT Operating Agreement, as adopted by Crown and Foreland, and shall not have placed any Encumbrances on such membership interest.

                  (c) CAT is a limited liability company, duly organized and in good standing under the laws of the State of Utah.

                  (d) The CAT Operating Agreement shall be in full force and effect in the form provided by Crown to MCNIC, and shall constitute the valid and binding obligation of Crown and Foreland, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (e) CAT has been assigned all of RTI's interests in the CAT Purchase Agreement, free and clear of all Encumbrances.

                  (f) The execution, delivery and performance by CAT and its members of the CAT Purchase Agreement shall be within their limited liability company or corporate, as applicable, powers and shall have been duly authorized by all necessary limited liability company or corporate, as applicable, action.

                  (g) Crown and CAT shall have complied in all material respects with the terms of the CAT Purchase Agreement and have not committed any act or omission which presently, or with the passage of time or giving of notice or both, constitutes a default or breach of such agreement.

         4.6 Survival.  The representations and warranties set forth in Sections
4.1 through 4.5 above shall survive the execution and delivery of any documents of transfer or conveyance provided under this Agreement.

                                    ARTICLE V

                      MANAGERS; MANAGEMENT POWERS; OFFICERS

         5.1 Managers. The Company shall have three Managers (the "Managers," and each individually a "Manager"). By notice to the other Member, MCNIC shall appoint one Manager and Crown shall appoint two Managers. One of the Managers appointed by Crown from time to time shall serve as the Operating Manager (the "Operating Manager") and shall have the powers, authority, duties and obligations of the Operating Manager as provided in this Agreement. Each of the Managers may be removed and replaced, with or without cause, from time to time by the Member who appointed such Manager(s). The Members agree to vote their Voting Interests as necessary from time to time to give effect to the foregoing provisions for appointment of Managers. If a Member transfers all of its interest in the Company and the transferee is admitted as a substitute Member pursuant to Section 13.6, the transferee of such interest shall succeed to all rights of the transferor with respect to the appointment and removal of Manager(s). If a Member transfers a portion of its interest in the Company, the transferor and transferee shall agree on the procedure to be used to remove and replace the Manager(s) appointed by the transferor. No transfer or partial transfer shall increase the number of Managers.

         5.2      Management Authority.

                  (a) The Members hereby delegate management of the business and affairs of the Company to the Management Committee, as defined below, except decisions not relating to the ordinary course of the Company's business which
(i) require the approval of the Members pursuant to the Act or this Agreement; or (ii) constitute Major Decisions as defined in Section 5.2(c). Except as limited by the foregoing sentence, the Management Committee shall act through the approval of a majority of Managers. In connection with the governance or administration of the Company's business, the Operating Manager is authorized, upon the approval of the Management Committee, to execute and deliver on behalf of the Company contracts, instruments, conveyances, checks, drafts and other documents of any kind or character to the extent the Management Committee deems it necessary or desirable. The Management Committee may delegate to other agents or representatives any or all of the foregoing powers by written authorization identifying specifically or generally the powers delegated or acts authorized.

                  (b) The "Management Committee" shall be composed of all the Managers. All members of the Management Committee are hereby required to approve all Major Decisions, as defined in Section 5.2(c) with respect to the Company's business and to take all actions to carry out such decisions. The Management Committee shall have regular meetings at least quarterly with the timing and agenda to be determined by the Operating Manager. The Operating Manager shall give 15 days' notice to the other Managers of such regular meetings. Any Manager may, upon 72 hours notice to the other Managers, call a special meeting. In case of emergency, reasonable notice of a special meeting shall suffice. Such meetings may be conducted in person or by conference telephone call where each Manager can hear the other. Minutes shall be kept of all meetings and copies distributed to the Managers within ten days of each meeting. Any action that may be taken at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Managers.

                  (c) Each of the matters listed in this Section 5.2(c) shall constitute a "Major Decision." Any expenditure or other action or item constituting a Major Decision that is covered by an approved Annual Operating Plan shall not require separate approval.

                           (i) adoption of the initial Annual Operating Plan for
the Company and any subsequent Annual Operating Plan which exceeds five percent (5%) of the prior years Annual Operating Plan. If an Annual Operating Plan requiring approval hereunder is not approved, then the Annual Operating Plan for the immediately preceding period as adjusted for inflation shall become the Annual Operating Plan for the current period;

                           (ii)  commencement or settlement of any suit or other
legal action against or by (in the case of settlement) any Person, involving amounts in excess of $50,000;

                           (iii)  entering  into  any  futures,  swap  or  other
hedging arrangements of any type or financial derivative instruments or agreements of any type;

                           (iv) any guarantee of any amount owed to a non-member
of the Company other than a Person wholly owned by the Company;

                           (v)  pledging,  mortgaging,  or  granting  a security
interest in the property or assets of the Company other than (i) purchase money security interests and other liens created or existing at the time of the acquisition of an asset, but only to the extent the aggregate indebtedness of the Company secured by all such purchase money interests or other liens does not exceed $25,000; and (ii) material provider, mechanics' contractors', operators', tax and similar liens or charges arising in the ordinary course of business or by operation of laws;

                           (vi) incurrence of any indebtedness  other than trade
payables incurred in the ordinary course of business in an aggregate amount not to exceed at any time $50,000;

                           (vii)  making any  election or exercise of any option
with regard to any Federal, State or local income, franchise, gross receipts, property, sales or other tax;

                           (viii) the form and  substance of each tax return the
Company is required to file with any Federal, State or local taxing authority, which approval shall be required before each such tax return is filed;

                           (ix) any purchase, lease or other acquisition of real
or personal property with a value of greater than 20% of the Company's assets prior to such acquisition;

                           (x) any call for additional Capital Contributions;

                           (xi)  except  as  provided  in  Article   VIII,   any
distribution to the Members;

                           (xii)  any  merger,  reorganization,   consolidation,
dissolution or similar restructuring of the Company;

                           (xiii) the sale,  lease or other  disposition  of any
assets of the Company other than the sale of inventory in the ordinary course of business exceeding 20% of the Company's assets prior to the transaction;

                           (xiv) the  approval of any  contract  or  transaction
between the Company and any Member, Manager or their respective Affiliates, or any amendment or modification of any such contract or transaction; provided, the approval of any such contract or transaction shall not be deemed a Major Decision so long as: (a) the aggregate monetary obligations of the Company under such contract or transaction, together with the aggregate monetary obligations of the Company under all other such contracts or transactions entered into by the Company during the same calendar year (other than such contracts or transactions as were approved as Major Decisions by the Management Committee) does not exceed $50,000; and (b) the terms and conditions of such contract or transaction are no less favorable to the Company than the best terms and conditions that could reasonably be obtained from an unrelated third party dealing at arm's length in the competitive market;

                           (xv) any material  change in the  Company's  business
from   that   of   storing,   blending,   refining   and   marketing   Products;

                           (xvi) any  amendment to this  Operating  Agreement or
the Articles of Organization;

                           (xvii) the  Company's  entering  into any  Additional
Opportunity, as defined in Section 6.3; or

                           (xviii) any other decision or matter  relating to the
Company or its business which MCNIC elects to treat as a Major Decision by providing written notice of each election to Crown; provided, however, such election shall only be effective if MCNIC obtains an opinion from either the accounting firm which, as of the date MCNIC provides such notice, was most recently selected pursuant to the immediately preceding clause (xviii) to perform the audit described in Section 12.6 or MCNIC's present accounting firm that the inclusion of such decision or matter as a Major Decision will not, under generally accepted accounting principles, prevent Crown from consolidating the Company's financial statements with those of Crown and those of any other Affiliate of Crown that is then consolidating its financial statements with those of Crown.

                  (c) All contracts, instruments, conveyances, checks, drafts and other documents in connection with the implementation, consummation or administration of any matter within the scope of a Major Decision must be executed on behalf of the Company by such person or persons as may be designated by the Management Committee, or, in the absence of such a designation, by all Managers.

                  (d) At all meetings of the Management Committee and for purposes of action taken without a meeting under Section 5.2(b), a Manager may vote in person or by proxy executed in writing by the Manager or the Manager's duly authorized attorney-in-fact. Such proxy shall be filed before or at the meeting with the person keeping minutes of the meeting or, in the case of action taken without a meeting, attached to the written consent setting forth the action taken.

         5.3      Annual Operating Plan.

                  (a) At least 120 days prior to the beginning of each calendar year the Operating Manager shall submit to the Management Committee a proposed Annual Operating Plan for the coming calendar year (and such longer period as may be necessary to cover projects that will not be completed within the coming calendar year). Such proposed Plan shall describe in reasonable detail the nature and extent of proposed activities and operations of the Company and the cost thereof for the coming calendar year including, without limitation:

                           (i) an operating cost budget broken down by line item
and nature of cost;

                           (ii) basic pro forma financial  reports  including an
income statement, balance sheet and statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied;

                           (iii)  a  marketing   plan  for  such  calendar  year
addressing, among other things, the projected market and prices for each Product, potential purchasers and the terms of existing and anticipated contracts for sale of Products, and potential new markets.

                           (iv) a plan for capital expenditures;

                           (v)  a  plan  for  any  expansion  of  the  Company's
facilities, including, without limitation, any expansion of existing facilities or the acquisition or construction of facilities at any new location;

                           (vi)  proposed  maintenance  and  improvements,  with
respect to the Company's properties; and

                           (vii) a plan  for  financing  the  activities  of the
Company, if any.

To the extent practicable, the proposed annual operating plan shall separately identify capital and expense items.

The Management Committee shall meet and consider such proposed Annual Operating Plan and alternatives thereto to make the proposed plan and budget acceptable to the Management Committee. The plan and budget, if any, approved by the Management Committee shall be the "Annual Operating Plan."

                  (b) The Management Committee shall diligently and in good faith seek to approve an Annual Operating Plan for each calendar year prior to the commencement of such calendar year, which such approval shall be unanimous. If the Management Committee has been unable to unanimously agree upon and approve the Annual Operating Plan for a calendar year prior to the commencement thereof, the Management Committee shall diligently and in good faith seek to approve an amended Operating Plan for the remainder of such year and the following year, provided that a Manager's vote to approve any Annual Operating Plan shall be within the sole discretion of such Manager. If, prior to the commencement of any calendar year, an Annual Operating Plan has not been approved for such calendar year, the Management Committee shall agree upon a budget necessary to maintain the Company's existing assets as would a prudent similarly situated company, including, without limitation, making any necessary repairs to and otherwise maintaining the Company's properties (the "Minimum

Budget"). If the Management Committee is unable to unanimously agree on the Minimum Budget, the Annual Operating Plan from the prior year shall be extended with adjustments made for any increase during the preceeding 12 months realized in the general Consumer Price Index as reported by the United States Department of Labor. The Minimum Budget shall be redetermined from year to year using the procedure described above until the Management Committee approves an Annual Operating Plan. During the periods covered by a Minimum Budget, the Company shall make quarterly distributions of all Available Cash (determined using the Minimum Budget) to the Members pursuant to Article VIII.

                  (c) In case of an actual emergency, the Operating Manager may take on behalf of the Company any reasonable action he deems necessary to protect life or property, to protect the assets of the Company or to comply with applicable law, without approval of a Major Decision or any other necessary approval of the Management Committee if time does not permit obtaining such approval. The Operating Manager shall promptly notify the other Manager and the Members of the emergency or unexpected expenditure. MCNIC may dispute the reasonableness or necessity of any expenditure incurred by the Operating Manager for any such action by giving written notice of such dispute to Crown. Thereupon, Crown and MCNIC shall negotiate in good faith to resolve such dispute. If MCNIC determines that such dispute is unlikely to be resolved by the agreement of the parties, MCNIC may submit the matter to arbitration pursuant to
Article XVI. Crown shall promptly pay or reimburse the Company for any such expenditure to the extent Crown and MCNIC agree, or it is determined pursuant to such arbitration, that such expenditure was not reasonable or necessary. Any such payment or reimbursement by Crown shall not be considered a Capital Contribution by Crown.

         5.4 Duties. Each Manager shall carry out his duties in good faith, in a manner that it believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Each Manager shall devote such time to the business of the Company as he, in his discretion, deems necessary for the efficient carrying on of the Company's business.

         5.5 Reliance by Third Parties. No third party dealing with the Company shall be required to ascertain whether the Operating Manager is acting in accordance with the provisions of this Agreement. All third parties may rely on a document executed by the Operating Manager as binding the Company. The foregoing provisions shall not apply to third parties who are Affiliates of a Member or a Manager. A Manager acting without authority shall be liable to the Members for any damages arising out of its unauthorized actions.

         5.6 Resignation. A Manager may resign at any time by giving written notice to the other Managers and to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the other Managers and Members, and the acceptance of the resignation shall not be necessary to make it effective.

                  5.7 Vacancies. Vacancies occurring for any reason shall be filled by the Member who appointed the vacating Manager. A Manager appointed to fill a vacancy shall hold office for the unexpired term of his predecessor.

         5.8 Information Relating to the Company. Upon request, the Operating Manager shall supply to the Members any information requested regarding the Company or its activities, provided that obtaining the information is not unduly burdensome to the Operating Manager. During ordinary business hours, any Member or its authorized representative shall have access to all books, records and materials in the Company's offices regarding the Company or its activities.

         5.9 Insurance. The Company shall maintain or cause to be maintained in force at all times, for the protection of the Company and the Members to the extent of their insurable interests, such insurance as the Operating Manager believes is warranted for the operations being conducted and taking into consideration any separate insurance maintained for the projects of the Company.

         5.10 Tax Matters Partner.

                  (a) The tax matters partner ("TMP") as defined in section 6231(a)(7) of the Code shall be designated by the Management Committee and Crown is hereby designated as the initial TMP. Subject to the provisions hereof, the TMP is authorized and required to represent the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Notwithstanding the foregoing, the TMP shall promptly notify all Members of the commencement of any audit, investigation or other proceeding concerning the tax treatment of Company tax items, shall keep all Members adequately informed of such proceedings, and upon the request of any Member shall promptly take appropriate action to cause such Member to be a "notice partner" as defined in section 6231(a)(8) of the Code.

                  (b) The TMP and the Operating Manager shall make or cause to be made all available elections as are necessary to cause the Company to be classified as a partnership for federal income tax purposes.

         5.11     Exculpation.

                  (a) In carrying out their duties hereunder, the Managers shall not be liable to the Company nor to any Member for their good faith actions, or failure to act, nor for any errors of judgment, nor for any act or omission believed in good faith to be within the scope of authority conferred by this Agreement, but shall be liable for fraud, willful misconduct or gross negligence in the performance of their duties under this Agreement.

                  (b) Subject to the limitations of the Act, the Company shall indemnify and hold harmless each of the Managers and officers from and against third party claims arising as a result of any act or omission of such Manager or officer believed in good faith to be within the scope of authority conferred in accordance with this Agreement, except for fraud, willful misconduct or gross negligence, but not in excess of the value of the net assets of the Company as of the date the Company learns of the act or omission on which the third party claim is based (the "Date of Notice"). In all cases, indemnification shall be provided only out of and to the extent of the net assets of the Company as of the Date of Notice, and no Member shall have any personal liability whatsoever on account thereof. In no event shall the Company be obligated under this
Section 5.11 for the amount of any additional contributions made to the Company after the Date of Notice or for the amount of any increase in value of any Company assets after the Date of Notice. Notwithstanding the foregoing, the Company's indemnification of the Managers and officers as to third party claims shall be only with respect to such loss, liability or damage that is not otherwise compensated by insurance carried for the benefit of the Company.

         5.12     Officers.

                  (a) The Operating Manager may, from time to time, designate one or more persons to be officers of the Company. Any officers so designated shall have such authority and perform such duties as the Operating Manager may, from time to time, delegate to them. The Operating Manager may assign titles to particular officers. If the title is one commonly used for officers of a business corporation formed under the Utah Revised Business Corporation Act, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer, or restrictions placed thereon, by the Operating Manager. Each officer shall hold office until his or her successor is duly designated, until his or her death or until he or she resigns or is removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Operating Manager. Notwithstanding anything in this Section 5.12 to the contrary, the Operating Manager may not delegate to any such officer any authority not held by the Operating Manager.

                  (b) Any officer may resign at any time by giving written notice thereof to the Operating Manager. Any officer may be removed, either with or without cause, by the Operating Manager whenever in his or her judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not, by itself, create contract rights.

                                   ARTICLE VI

                       MANAGEMENT FEES AND REIMBURSEMENTS;

                        COMPANY OPPORTUNITIES; CONFLICTS


         6.1 Management Fee. The Managers shall not receive any fee or salary.

         6.2 Reimbursements. Each Manager shall be reimbursed by the Company for any reasonable out-of-pocket costs incurred by such Manager on the Company's behalf upon the submission of reasonable documentation of such costs.

         6.3 Company Opportunities; Conflicts of Interest. Any activity by either Member to conduct any business utilizing Products in any manner the same as or similar to the then current business of the Company (an "Additional Opportunity") shall be offered to the Company for the purposes of allowing the Company to pursue and engage in such Additional Opportunity should it elect to do so. Any Additional Opportunity not relating to the use of Products in a manner the same as or similar to the then current business of the Company may, but shall not be required to, be offered to the Company. The following procedures shall apply to the offer of each Additional Opportunity to the
Company:

                  (a) Within 15 days after a Member (the "Acquiring Member") or any of its Affiliates proposes to proceed with an activity that constitutes an Additional Opportunity such Acquiring Member shall notify the Company and the other Member (the "Nonacquiring Member") thereof. The Acquiring Member's notice shall describe in detail the activity, the acquiring party if that party is an Affiliate, activities and facilities covered thereby, the cost thereof, and the reason, if any, why the Acquiring Member believes that the activity is or is not in the best interests of the Members and the Company. In addition to such notice, the Acquiring Member shall make any and all information concerning the activity available for inspection by the Company and Nonacquiring Member, including, without limitation, any proposed contracts, term sheets, letters of intent or other similar documents relating to the Additional Opportunity.

                  (b) The Company shall have 30 days after receiving the Acquiring Member's notice pursuant to the immediately preceding clause (i) to notify the Acquiring Member of the Company's election to accept the Additional Opportunity; the Company shall elect to accept the Additional Opportunity if the Nonacquiring Member notifies the Company to do so within 25 days after receiving the Acquiring Member's notice under the immediately preceding clause (i). Promptly upon such notice, the Members shall negotiate to select an appropriate business structure within which to conduct the Additional Opportunity upon mutually agreeable terms in which either Member or an Affiliate shall have the option, though not the obligation, of acquiring (and making a like share of all capital contributions) up to (i) a 50% sharing ratio or equity interest in such entity. Following the formation of the foregoing mutually agreeable business entity, the Acquiring Member shall convey or cause its Affiliate to convey to the newly formed entity all of the Acquiring Member's (or its Affiliate's) interest in the Additional Opportunity, free and clear of all Encumbrances arising by, through or under the Acquiring Member (or its Affiliate) other than those to which the Nonacquiring Member has agreed. The newly formed entity shall promptly pay to the Acquiring Member the latter's actual out-of-pocket acquisition costs.

                  (c) If the Company does not give such notice within such 30-day period set forth in Section 6.3 (b), no Member (other than the Acquiring Member) shall thereafter have any interest in the activity or Additional Opportunity.

         6.4 Making of CAT Election. If the CAT Election is not duly made by the Company because the Manager appointed by MCNIC refuses to approve the Company's making of the CAT Election, then Crown shall be free to continue to own the CAT Member Interest and to exercise its rights and privileges with respect thereto, regardless of whether such exercise would be competitive with the operations of the Company or any Member or its Affiliates. If, however, the Manager appointed by MCNIC approves, and the Managers appointed by Crown refuse to approve, the making of the CAT Election by the Company, then: (i) Crown shall not exercise any of its rights or privileges with respect to the CAT Member Interest in any manner that is competitive with the business or operations of the Company or any Member or its Affiliates; and (ii) within 6 months after the CAT Option expires, Crown shall fully divest itself of the CAT Member Interest, which divestiture shall be to a Person other than an Affiliate of Crown, and shall not thereafter, and shall cause its Affiliates to not thereafter, acquire or reacquire any interest in or to CAT or the Cowboy Terminal.

         6.5 Other  Business  Opportunities.  Except as  expressly  provided  in
Section 6.3 or Section 6.4, each Member and its Affiliates shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the operations of the Company or any Member or its Affiliates, without consulting the others.

                                   ARTICLE VII

                         FINANCING OF COMPANY OPERATIONS

         7.1 Working  Capital Loan.  Subject to the terms and conditions of this
Section 7.1, MCNIC shall loan to the Company and the Company shall borrow from MCNIC the sum of $7,141,930. Such loan is referred to in this Agreement as the "Working Capital Loan". MCNIC shall make available the Working Capital Loan to the Company concurrently with the Closing (as defined in the PSAC Purchase Agreement) and the funds advanced by MCNIC pursuant to the Working Capital Loan shall be used by the Company to pay to PSAC a portion of the Purchase Price (as defined in the PSAC Purchase Agreement) and for the Company's working capital needs, including, without limitation, the purchase of inventory and the payment of operating expenses. The Working Capital Loan shall be subject to the following terms and conditions:

                  (a) Concurrently with the funding of the Working Capital Loan, the Company shall execute and deliver, in form and substance acceptable to MCNIC and otherwise consistent with this Section 7.1: (i) a promissory note evidencing the Company's obligation to repay the Working Capital Loan; (ii) a deed of trust, security agreement and collateral assignment granting MCNIC a first priority perfected security interest in the Product Inventory (as defined in the PSAC Purchase Agreement) purchased by the Company pursuant to PSAC Purchase Agreement and a first priority perfected lien, security interest and pledge (which, until the Preferential Contribution Payout occurs, shall be on a parity with the lien, security interest and pledge securing the Preferential Distributions) in all of the other property of the Company, whether real or personal, tangible or intangible, then owned or thereafter acquired, including, without limitation, the CAT Member Interest if the Company makes the CAT Election and the PSAC Assets; and (iii) such other documents as MCNIC may reasonably require to evidence and secure the Working Capital Loan.

                  (b) The Company shall pay to MCNIC interest on the outstanding principal balance of the Working Capital Loan at the rate of 8% per annum.

                  (c) As set forth on Schedule 7.1(c), the Members have agreed upon an appropriate per unit value of the Product Inventory, the acquisition of which has been financed by the Working Capital Loan. Proceeds in the amount of such agreed upon value of the Product Inventory shall be paid and applied as such Product Inventory is sold to (and the proceeds thereof collected) the repayment of the Working Capital Loan, with such proceeds being applied first to interest and then to principal.

                  (d) Immediately upon the making of the Matching Capital Contribution by MCNIC, a payment of principal and interest with respect to the Working Capital Loan shall become due and payable in an amount equal to the lesser of (i) the Matching Capital Contribution; or (ii) the entire outstanding balance of the Working Capital Loan. The Matching Capital Contribution shall be applied first to interest and then to principal.

                  (e) The entire outstanding principal balance of the Working Capital Loan, together with all unpaid accrued interest thereon, shall be due and payable in full on December 31, 1999.

         7.2 Additional Loans; Right of First Refusal to Provide Financing. The Members acknowledge that the operations of the Company will require the procurance of additional loans, financing, a credit facility, a line of credit or other similar credit (collectively, a "Loan"). Prior to obtaining a Loan sufficient to fund the Company's needs, the Company shall first offer to obtain such Loan from MCNIC in accordance with the provisions of this Section 7.2. Before obtaining any Loan, the Company shall provide to MCNIC written notice (a "Proposed Borrowing Notice") stating the Company's intention to obtain the Loan, and setting forth in detail the terms and conditions upon which the Company proposes to obtain the Loan, including, without limitation, the name of the proposed lender, the principal amount of the Loan, all fees and costs associated with the Loan, the rate at which interest shall accrue on the Loan, the Loan repayment terms, and any collateral or security arrangements to secure the Loan. MCNIC shall have a period of 15 days after receiving each such Proposed

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

Borrowing Notice to elect, by providing written notice of such election to the Company, to make the Loan to the Company upon the terms and conditions set forth in the Proposed Borrowing Notice. The decision to elect to make any such Loan shall be solely at the discretion of MCNIC. If MCNIC fails within such 15 day period to elect to make the Loan, the Company may obtain the Loan from the proposed lender identified in the Proposed Borrowing Notice, upon terms and conditions no less favorable to the Company than those set forth in the Proposed Borrowing Notice; provided, however, if the Loan is not consummated within 60 days after the date of the Proposed Borrowing Notice, the Company shall be required to again provide MCNIC a Proposed Borrowing Notice with respect to the Loan and MCNIC shall again have the right to elect to make the Loan in accordance with the provisions of this Section 7.2. If MCNIC timely elects to make to the Company any Loan, MCNIC shall provide such Loan to the Company and the Company shall obtain such Loan from MCNIC upon the terms and conditions set forth in the Proposed Borrowing Notice. MCNIC and the Company shall negotiate, in good faith, all loan documentation relating to any Loan that MCNIC elects to make to the Company, which loan documentation shall contain the terms and conditions set forth in the Proposed Borrowing Notice, and any other terms and conditions not contrary to the Proposed Borrowing Notice as are customarily included in loan documentation for similar loans. In the event MCNIC should elect not to provide the Loan as described herein, MCNIC agrees to, together with Crown, take such reasonable and practicable actions as are necessary to assist the Company in obtaining the Loan from a non-affiliated Lender.

                                  ARTICLE VIII

                          DISTRIBUTIONS TO THE MEMBERS

         8.1  Repayment  of  Preferential   Capital   Contribution.   Until  the
Preferential Contribution Payout, the Company shall pay to MCNIC the following distributions:

                  (a) On or before the 15th day of each calendar month, an amount equal to fifty percent (50%) of the Net Cash Flow, if any, for the prior calendar month; and

                  (b) One hundred percent (100%) of any and all amounts available for distribution to Members in connection with any partial liquidation of the Company.

         8.2 Non-Liquidating Distributions. The Management Committee shall cause the Company to distribute Available Cash to the Members quarterly, within 30 days after the end of each calendar quarter. In addition, the Company may make distributions of Available Cash at such times and in such amounts as the Management Committee shall determine. Distributions pursuant to this Section 8.2 shall be made to the Members in accordance with their Sharing Ratios.

         8.3 Distributions in Kind. During the existence of the Company, no Member shall be entitled to receive as distributions from the Company any Company asset other than money. Upon the dissolution and winding-up of the

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

Company the assets of the Company may be distributed to the Members in kind in accordance with Article XIV. For purposes of Article XIV, distribution of an asset in kind to a Member shall be considered a distribution of an amount equal to the asset's fair market value.

         8.4 Liquidating Distributions. Notwithstanding anything contained in this Agreement to the contrary, except as provided in Section 14.2(d), all distributions made in connection with the sale or exchange of all or substantially all of the Company's assets and all distributions made in connection with the liquidation of the Company shall be made to the Members in accordance with their respective positive Capital Account balances at the time of distribution after taking into account all allocations of Profit and Loss pursuant to Article IX.

                                   ARTICLE IX

                        ALLOCATIONS OF PROFITS AND LOSSES


         9.1 Allocation of Profits and Losses. Profits and Losses will be allocated among the Members as follows:

                  (a) Except as provided in Section 9.2, all Losses shall be allocated as follows:

                           (i) First, in accordance with the Members' respective Sharing Ratios until any Member's capital account has been reduced to zero;

                           (ii) Second, to the other Member until its capital account also has been reduced to zero; and

                           (iii) The balance, if any, in accordance with the Members' respective Sharing Ratios.

                  (b) Except as provided in Section 9.2, any Profits shall be allocated as follows:

                           (i)  First,   to  the  Members  who  have  previously
         received allocations pursuant to Section 9.1(a)(iii), to the extent of such allocations;

                           (ii) Second, to the Members who have previously received allocations pursuant to Section 9.1(a)(ii), to the extent of such allocations; and

                           (iii) The balance, if any, to the Members in accordance with their respective Sharing Ratios; provided, however, that if allocation of Profits is being made immediately prior to, or in connection with, a complete liquidation of the Company, and if the

         Preferential Contribution Payout has not been reached, then Profits shall be allocated one hundred percent (100%) to MCNIC until the Preferential Contribution Payout has been reached.

         9.2 Regulatory Allocations and Curative Provisions. Notwithstanding Sections 9.1 and 9.3 hereof:

                  (a) Loss Limitation.  The Losses allocated pursuant to Section
9.1 shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 9.1, the limitation set forth in this Section 9.2(a) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. All Losses in excess of the limitations set forth in this Section 9.2(a) shall be allocated to the Members in proportion to their Sharing Ratios.

                  (b) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation ss. 1.704-2(f), if there is a net decrease in partnership minimum gain (as defined in Treasury Regulation ss.ss. 1.704-2(b)(2) and 1.704-2(d)) during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount and in the manner required by Treasury Regulation ss.ss. 1.704-2(f) and 1.704-2(j)(2).

                  (c) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation ss. 1.704-2(i)(4), if there is a net decrease in Member non-recourse debt minimum gain (as defined in Treasury Regulation ss.ss. 1.704-2(i)(2) and 1.704-2(i)(3)) attributable to a Member non-recourse debt (as defined in Treasury Regulation ss. 1.704-2(b)(4)) during any fiscal year, each Member who has a share of the Member non-recourse debt minimum gain attributable to such Member's non-recourse debt, determined in accordance with Treasury Regulation ss. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount and in the manner required by Treasury Regulation ss.ss. 1.704-2(i)(4) and 1.704-2(j)(2).

                  (d) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5)
or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit, if any, of such Member as quickly as possible.

                  (e) Member Non-Recourse Deductions. Any Member non-recourse deductions (as defined in Treasury Regulation ss.ss. 1.704-2(i)(1) and 1.704-2(i)(2)) for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member non-recourse debt

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

(as defined in Treasury Regulation ss. 1.704-2(b)(4)) to which such Member non-recourse deductions are attributable in accordance with Treasury Regulation ss. 1.704-2(i)(1).

                  (f) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset is required pursuant to Code section 732(d), Code section 734(b) or Code section 743(b), the Capital Accounts of the Members shall be adjusted pursuant to Treasury Regulation ss.
1.704-1(b)(2)(iv)(m).

                  (g) Curative Allocations. The allocations under Sections 9.2(a) through (f) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Article IX. Therefore, notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to
Section 9.1. In exercising their discretion under this Section 9.2(g), the Managers shall take into account future Regulatory Allocations under Sections 9.2(a) through 9.2(g) that are likely to offset other Regulatory Allocations previously made.

         9.3      Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managers (or the transferring Member as provided in Section 12.3) using any permissible method under Code section 706 and the Regulations thereunder.

                  (b) Solely for purposes of determining a Member's proportionate share of the "excess non-recourse liabilities" of the Company within the meaning of Treasury Regulation ss. 1.752-3(a)(3), the Members' interests in Profits shall be their Sharing Ratios.

                  (c) To the extent permitted by Treasury Regulation ss. 1.704-2(b)(3), the Manager shall treat distributions of cash flow as having been made from the proceeds of a non-recourse liability (as defined in Treasury Regulation ss. 1.704-2(b)(3)) or a Member non-recourse debt only to the extent that such distributions would not cause or increase an adjusted Capital Account deficit for any Member.

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
                                    ARTICLE X

                   ALLOCATION OF TAXABLE INCOME AND TAX LOSSES

         10.1 In General. Except as provided in Section 10.2, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated for book purposes under Article IX.

         10.2 Allocation of Section 704(c) Items. The Members recognize that with respect to property contributed to the Company by a Member and with respect to property revalued in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv)(f) (referred to as "Adjusted Properties"), there will be a difference between the agreed values or Carrying Values, as the case may be, of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, depletion, amortization and gain or loss with respect to such contributed properties and Adjusted Properties shall be allocated among the Members to take into account the book-tax disparities with respect to such properties in accordance with the provisions of sections 704(b) and 704(c) of the Code and Treasury Regulation ss. 1.704-3(b)(1). Any gain or loss attributable to a contributed property or an Adjusted Property (exclusive of gain or loss allocated to eliminate such book-tax disparities) shall be allocated in the same manner as such gain or loss would be allocated for book purposes under Article XII.

         10.3 Integration With Section 754 Election. All items of income, gain, loss, deduction and credits recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof and all basis allocations to the Members shall be determined without regard to any election under section 754 of the Code that may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

         10.4 Allocation of Tax Credits. The tax credits, if any, with respect to the Company's property or operations shall be allocated among the Members in accordance with their Sharing Ratios for the period during which the expenditures, production, sale, or other event giving rise to the tax credit occurred. If there is no Profit during such period, such tax credits shall be allocated as if there had been Profit during such Period.

                                   ARTICLE XI

                                     MEMBERS

         11.1 Limited Liability. The liability of each Member shall be limited as set forth in section 48-2b-109 of the Act. Except as permitted under this Agreement, a Member shall take no part in the control, management, direction or operation of the affairs of the Company and shall have no power to bind the Company.

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

         11.2 Quorum. A majority of the outstanding Voting Interests, represented in person or by proxy, shall be necessary to constitute a quorum at meetings of the Members. Each of the Members hereby consents and agrees that one or more Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting. If a quorum is present, the affirmative vote of the majority of the Voting Interests represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless a greater number is required by the Act. In the absence of a quorum, those present may adjourn the meeting for any period, but in no event shall such period exceed 60 days.

         11.3 Informal Action. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken, signed by each Member entitled to vote. Action taken under this section shall be effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

         11.4 Meetings. Meetings of the Members for any purpose or purposes may be called by any Manager or by holders of not less than one-tenth of all Voting Interests.

         11.5 Place of Meeting. The Managers may designate the place for any meeting. If no designation is made, the place of meeting shall be the principal place of business of the Company.

         11.6 Notice of Meeting. Written notice stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, by or at the direction of any Manager or other person calling the meeting, to each Member of record entitled to vote at such Meeting. Each of the Members hereby consents and agrees that meetings of the Members may be called upon four days' written notice.

         11.7 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with a Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         11.8 Conduct of Meeting. At each meeting of the Members, a chairman for that particular meeting shall be elected. The chairman shall be the Member in attendance who has received the vote of the majority of the Voting Interests represented at the meeting. The Chairman shall preside over and conduct the meeting and shall appoint someone in attendance to make accurate minutes of the meeting. Following each meeting, the minutes of the meeting shall be sent to each Manager and Member.

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

                                   ARTICLE XII

                            ACCOUNTING AND REPORTING

         12.1 Books. The Operating Manager shall maintain complete and accurate books of account of the Company's affairs at the principal office of the Company. The Company's books shall be kept in accordance with generally accepted accounting principles, consistently applied, and on a calendar year-accounting period.

         12.2     Capital Accounts.

                  (a) The Operating Manager shall maintain a separate capital account for each Member and such other Member accounts as may be necessary or desirable to comply with the requirements of applicable laws and regulations ("Capital Accounts"). Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations ss. 1.704-1(b)(2)(iv) and, among other adjustments, shall be: (i) increased by the amount of all cash capital contributions and the net agreed value of all capital contributions of property other than cash (with such net agreed value determined by the unanimous agreement of the contributing Member and the other Members) made by such Member to the Company; (ii) increased by all profit allocated to such Member pursuant to Article IX; (iii) decreased by all items of loss allocated to such Member pursuant to Article IX; and (iv) decreased by the amount of all distributions of cash and the net value of all distributions of property made to such Member pursuant to this Agreement.

                  (b) Consistent with the provisions of Treasury Regulation ss. 1.704-1(b)(2)(iv)(e) and (f), upon an issuance of additional interests in the Company for cash or property (other than de minimis amounts) and prior to the actual or deemed distribution of any Company property (other than cash), the Capital Accounts of all Members and the Carrying Values of all Company properties shall be adjusted upwards or downwards to reflect any unrealized gain or unrealized loss with respect to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property immediately prior to such issuance or distribution, and had been allocated among the Members, at such times, pursuant to Article VIII). In determining such unrealized gain or unrealized loss, the aggregate fair market value of Company properties as of the date of determination shall be determined by the Managers using such method of valuation as they deem appropriate taking into account the provisions of Treasury Regulation ss. 1.704-1(b)(2)(iv)(f).

                  (c) A transferee of a Company interest shall succeed to the Capital Account attributable to the Company interest transferred, except that if the transfer causes a termination of the Company under section 708(b)(1)(B) of the Code, Treasury Regulation ss. 1.708-1(b) as then in effect shall apply.

         12.3 Transfers During Year. In order to avoid an interim closing of the Company's books, the allocation of Profits and Losses under Article IX between a Member who transfers part or all of its interest in the Company during the Company's accounting year and his transferee may be determined pursuant to any method chosen by the transferring Member and agreed to by the TMP, which agreement will not be unreasonably withheld; provided, however, that any Net Capital Income or Loss shall be allocated to the owner of the interest in the Company at the time such Net Capital Income or Loss was realized.

         12.4 Reports. The Operating Manager shall deliver to the Members the following financial statements and reports at the times indicated below:

                  (a) Monthly, within two business days after the end of each calendar month, a statement setting forth in reasonable detail an estimate of the Company's revenues, costs and expenses for, the volume of each Product sold by the Company during, and the volume of each Product held by the Company in inventory as of the end of, such calendar month.

                  (b) Monthly, within thirty business days after the end of each calendar month, a written report which shall include (i) a balance sheet and a statement of each Member's Capital Account, each as of the last day of such calendar month, (ii) statements of income and cash flows for such calendar month, (iii) a schedule showing the status of the Preferential Contribution Payout which details the total Preferential Distributions to date and related expenses (both on a cumulative basis and for the prior calendar month) as recorded on the books of the Company, and (iv) such other information as deemed reasonably necessary by any Member for purposes of advising such Member properly about its investment in the Company.

                  (c) The books of account shall be closed promptly after the end of each calendar year. As soon as practicable thereafter, the Operating Manager shall make a written report to each Member, which shall include a statement of receipts, expenditures, profits and losses for the previous year, a statement of each Member's Capital Account as of the last day of the previous calendar year and such additional statements with respect to the state of the Company as are necessary to advise the Members properly about their investment in the Company. Such report shall consist in part of a copy of the Company's United States income tax return. On or before June 30, of each year, each Member shall be provided with the information, to the extent then in the possession of the Company, necessary to allow such Member to file its own income tax return for the preceding year.

                  (d) Such other reports, audits and financial statements as the Management Committee shall determine or as a Member shall reasonably request from time to time; provided that the requesting Member shall bear the actual and reasonable costs incurred by the Operating Manager in complying with such special request or in conducting any other special accounting procedures for the company, other than those expressly provided for in this Agreement. The cost of such reporting paid to third parties shall be paid by the Company as a Company expense except as expressly provided otherwise above.

         12.5 Section 754 Election. If requested by a Member, the Company shall make the election provided for under section 754 of the Code.

         12.6 Independent Audit. Within 60 days after the end of each calendar year the Operating Manager shall provide each Member with audited financial reports prepared by a "Big Six" public accounting firm selected by the Managers.

                                  ARTICLE XIII

             TRANSFER OF MEMBER' S INTEREST--RIGHT OF FIRST REFUSAL

         13.1     Restrictions on Transfer.

                  (a) Additional Members shall not be admitted to the Company without the prior written consent of all of the Members. Neither Member shall transfer, assign, mortgage, pledge or grant a security interest in all or any part of its interest in the Company except as permitted by this Article XIII.

                  (b) Notwithstanding any other provision of this Agreement, no Member may dissolve and transfer its membership interest in the Company to the Member's equity owners prior to the date that is 13 months after the date on which the Company was formed, except with an opinion of counsel satisfactory in form and substance to the other Member and from a firm acceptable to the other Member to the effect that such dissolution and transfer would not (i) cause the initial issuance of such membership interest pursuant to this Agreement to be in violation of the Securities Act of 1933 or any applicable state securities law (the "Securities Act"), or (ii) otherwise be in violation of such laws.

         13.2     Right of First Refusal; Right of First Offer.

                  (a) (i) If at any time Crown proposes to sell, assign, or otherwise dispose of all or any part of its interest in the Company to a third party, Crown shall make a written offer to sell such interest in the Company to MCNIC on the same terms and conditions as those on which Crown proposes to transfer the interest in the Company. Such offer shall state the name of the proposed transferee and all the terms and conditions of the proposed transfer, including the price to the proposed transferee.

                           (ii) MCNIC shall have the right for a period of 30 days after receipt of the offer from Crown to elect to purchase all of the interest in the Company offered. To exercise its right to purchase, MCNIC shall give written notice to Crown. Upon the exercise of a right to purchase and provided the right is exercised with respect to all of the interest in the Company offered, the purchase shall be closed and payment made on the same terms and conditions as those on which Crown proposed to transfer the interest in the Company.

                           (iii) If MCNIC does not elect to purchase all of the interest in the Company offered, Crown may transfer the offered interest to the proposed transferee named in the offer to the Company.

         However, if that transfer is not made within 90 days after the end of the period provided for in Section 13.2(a(ii)), a new offer shall be made to MCNIC and the provisions of Section 13.2(a) shall again apply.(iv) If the proposed offer under Section 13.2(a)(i) is for consideration other than cash or cash plus deferred payments of cash, MCNIC may pay the cash equivalent of such other consideration. Crown and MCNIC shall attempt to agree upon a cash equivalent of such other consideration. If they cannot agree within 20 days after the beginning of the 30-day period under Section 13.2(a)(ii), such disagreement shall be resolved in accordance with Section 13.4.

                  (b) (i) If at any time MCNIC proposes to sell, assign, or otherwise dispose of all or any part of, or to solicit bids from any third party to purchase or otherwise acquire, all or any portion of its interest in the Company (other than sales or dispositions to Affiliates of such Member), MCNIC shall first notify Crown in writing of MCNIC's desire to sell such interest in the Company.

                           (ii) Crown shall have 30 days to make a first cash offer to purchase, and negotiate for the purchase of, the interest in the Company that MCNIC desires to sell. If MCNIC does not accept a bona fide first cash offer made by Crown to purchase MCNIC's interest in the Company, MCNIC shall not sell, assign or otherwise dispose of, or enter into any binding agreement to sell, assign or otherwise dispose of all or any part of MCNIC's interest in the Company during the 90-day period following such 30-day first offer period, unless the cash value of the consideration to be received by MCNIC from a third party purchaser is greater than the cash offer made by Crown. If MCNIC does not sell or enter into a binding agreement to sell its interest in the Company within such 90-day period, it shall again afford Crown the opportunity to make a first offer with respect to proposed sales of MCNIC's interest in the Company as provided below.

                           (iii) If Crown does not elect to make a first cash offer to purchase all of the Company interest offered by MCNIC during the 30-day period provided for in Section 13.2(b)(ii), MCNIC may sell the interest within 90 days after the expiration of the 30-day period provided for in Section 13.2(b(ii). If MCNIC does not sell or enter into a binding agreement to sell its interest in the Company within such 90-day period, it shall again afford Crown the opportunity to make a first offer with respect to proposed sales of MCNIC's interest in the Company as provided in this Section 13.2(b).

         13.3 Tag-Along Rights. In the event Crown proposes to sell all or any part of its interest in the Company and MCNIC does not elect to purchase such interest pursuant to Section 13.2, then within two business days after entering into a binding agreement to sell all or any part of its interest in the Company (other than sales or other dispositions to Affiliates of Crown), Crown shall deliver a copy of such binding agreement to MCNIC. MCNIC shall have 20 business days to elect, by providing written notice to Crown, to require the purchaser of Crown's interest to purchase a percentage of MCNIC's interest (determined as set forth below) in the Company on the same terms and conditions (including, without limitation, the same purchase price per percentage point of ownership interest in the Company) set forth in the agreement between Crown and the purchase ("Tag-Along Rights"). For purposes of the preceding sentence, in connection with any proposed sale MCNIC may exercise Tag-Along Rights with respect to a percentage of its membership interest equal to the product of (i) the percentage of Crown's membership interest to be sold in the contemplated transfer and (ii) MCNIC's Sharing Ratio (e.g., if Crown has a 70% Sharing Ratio and is selling all of its membership interest, 100% of Crown's membership interest is being sold, and MCNIC is entitled to sell its entire 30% membership interest (30% Sharing Ratio multiplied by 100%). If the payment for Crown's interest includes consideration other than cash, Crown, MCNIC and the purchaser shall agree upon the cash value of the sale and all consideration paid from the purchaser to Crown for MCNIC's interest shall be in cash. Any disagreement between Crown and MCNIC concerning the cash value of the sale shall be resolved in accordance with
Section 13.4. In the event MCNIC elects to exercise its Tag-Along rights pursuant to this Section 13.3 and the purchaser refuses to purchase MCNIC's interest in the Company as provided above, Crown shall not sell its interest to the purchaser without the written consent of MCNIC, which consent may be withheld in the sole discretion of MCNIC. Notwithstanding anything to the contrary within this Section 13.3 or this Agreement, the Tag-Along Rights conferred by this Section 13.3 shall not apply if the Preferential Contribution Payout shall have been previously achieved.

         13.4 Cash Equivalents. The cash value of any sale to a third party shall be determined by agreement among the Members. If they cannot agree and such disagreement continues for a period of seven days, either of such Members may, by five days' written notice to the other, initiate arbitration proceedings under Article XVI for determination of the cash equivalent of such purchase price. The arbitrator shall determine the cash equivalent without regard to income tax consequences to Crown, or the Offeror, as applicable, as a result of receiving cash in lieu of other consideration.

         13.5 Direct and Indirect Transfers. The restrictions on transfer set forth in Sections 13.1 through 13.2 shall not apply to a transfer as a result of merger, consolidation or similar action that results in sale of all or substantially all of the assets of the Member, or a transfer of an equity interest in a Member that is a corporation, partnership or other entity if the transfer of the equity interest does not result in a change in control of such corporation, partnership or other entity; provided that the restrictions on transfer set forth in Section 13.1(b) shall apply to such transfer. A Member may transfer its interest in the Company to an Affiliate of such Member with the written consent of the other Members, which consent shall not be unreasonably withheld, and such transfer shall not be subject to Sections 13.1 through 13.2; provided that the restrictions on transfer set forth in Section 13.1(b) shall apply to such transfer.

         13.6     Substitution of a Member.

                  (a) No transferee (by conveyance, operation of law or otherwise) of the whole or any portion of a Member's interest in the Company shall become a substitute Member without the written consent of all of the Members, which consent may be withheld in the sole discretion of each Member. A transferee of a Member who receives unanimous consent to become a Member shall succeed to all the rights and interest of his transferor in the Company. A transferee of a Member who does not receive unanimous consent to become a Member shall be entitled only to the distributions to which his transferor would otherwise be entitled and shall have no right to participate in the management of the business and affairs of the Company or to become a Member.

                  (b) If a Member shall be dissolved, merged or consolidated, its successor in interest shall have the same obligations and rights to profits or other compensation that such Member would have had if it had not been dissolved, merged or consolidated, except that the representative or successor shall not become a substituted Member and shall not have any right to participate in the management of the business and affairs of the Company without the written consent of all of the other Members as provided in Section13.6(a).

                  (c) No transfer of any interest in the Company otherwise permitted under this Agreement shall be effective for any purpose whatsoever until the transferee shall have assumed the transferor's obligations to the extent of the interest transferred and shall have agreed to be bound by all the terms and conditions hereof, by written instrument, duly acknowledged, in form and substance reasonably satisfactory to the Managers. Without limiting the foregoing, any transferee (including but not limited to a transferee under Sections 13.2, 13.5 and 13.6(b)) that has not become a substituted Member shall nonetheless be bound by the provisions of this Article XIII with respect to any subsequent transfer. Upon admission of the transferee as a substitute member, the transferor shall have no further obligations under this Agreement with respect to that portion of its interest transferred to the transferee.

         13.7 Conditions to Substitution. As conditions to its admission as a Member (a) any assignee, transferee or successor of a Member shall execute and deliver such instruments, in form and substance satisfactory to the Management Committee, as the Management Committee shall deem necessary, and (b) such
assignee,   transferee  or  successor  shall  pay  all  reasonable  expenses  in connection with its admission as a substituted Member. No person shall be admitted to the Company as a Member unless (i) either (A) the Member interest or part thereof acquired by such person has been registered under the Securities Act, and any applicable state securities laws or (B) the Company has received a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Members to the effect that the transfer of the Member interest to such person is exempt from registration under those laws. The Management Committee, however, may waive the requirements of this Section 13.7.

                                   ARTICLE XIV

                           DISSOLUTION AND TERMINATION

         14.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

                  (a) The consent in writing of all Members.

                  (b) The election of any Member by written notice to the Company and the other Member if the other Member is in default in the performance of any material obligation hereunder, and such default has continued in whole or in part for not less than 90 days after written notice thereof given by the Company has been received by the defaulting Member (or, if such default is not capable of being cured during such 90-day period, the defaulting Partner has failed to commence all reasonable curative efforts during such 90-day period and diligently prosecuted such curative efforts to a successful conclusion).

                  (c) The sale of all or substantially all of the assets of the Company.

                  (d) The occurrence of any event that under the Act causes the dissolution of a limited liability company.

                  (e) In any event, January 1, 2097.

         14.2 Liquidation. Upon dissolution of the Company, the Management Committee shall appoint in writing one or more liquidators (who may be Members) who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Management Committee. The steps to be accomplished by the liquidator are as follows:

                  (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Company's independent accountants of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

                  (b) The liquidator shall pay all of the debts and liabilities of the Company or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). The liquidator shall then by payment of cash or property (at the election of each Member and, in the case of property, valued as of the date of termination of the Company at its fair market value by an appraiser selected by all of the Members) distribute to the Members such amounts as are required to distribute all remaining amounts to the Members in accordance with Article VIII. If a Member elects to take its distribution in cash, and sufficient cash is not available to make the full cash distribution to each Partner, the liquidator shall sell at fair market value Company property as necessary to make such distribution in cash. The other Member may purchase the property sold at its fair market value. Each Member shall have the right to designate another Person to receive any property that otherwise would be distributed in kind to that Member pursuant to this Section 14.2.

                  (c) Any real property distributed to the Members shall be assigned by special warranty assignment and shall be subject to the operating agreements and all encumbrances, contracts and commitments then in effect with respect to such property, which shall be assumed by the Members.

                  (d) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

                  (e) The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.2 shall constitute a complete return to the Members of their respective Capital Contributions and a complete distribution to the Member's or their respective interests in the Company and all Company property.

         14.3 Waiver of Right to Court Decree of Dissolution. The Members agree that irreparable damage would be done to the Company if a Member brought an action in court to dissolve the Company. Care has been taken in this Agreement to provide what the parties believe are fair and just payments to be made to a Member whose relationship with the Company is terminated for any reason. Accordingly, each of the Members accepts the provisions of this Agreement as its sole entitlement on termination of its membership in the Company. Each Member hereby waives and renounces its right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.

         14.4 Articles of Dissolution. Upon the completion of the distribution of the Company's assets as provided in this Article XIV, the Company shall be terminated and the person acting as liquidator shall file articles of dissolution and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XV

                                 INDEMNIFICATION

         15.1 Indemnification. Crown shall indemnify MCNIC and the Company, and MCNIC shall indemnify Crown and the Company as follows:

                  (a) If the Company makes the CAT Election, Crown shall defend, indemnify and save and hold harmless MCNIC and the Company for, from and against and shall promptly reimburse each of the indemnified parties with respect to any and all claims, demands, causes of action, losses, damages (including exemplary and punitive damages), liabilities, costs (including property, ad valorem, severance, net proceeds and other taxes) and expenses (including attorney's, consultant's and expert's fees and expenses and court costs) incurred by such indemnified party with respect to the CAT Member Interest and that relate to the business or affairs of CAT which accrue or relate to the period after Crown and Foreland first began to utilize the Cowboy Terminal and prior to the time Crown assigns the CAT Member Interest to the Company pursuant to Section 3.1.


                  (b) Subject to Section 5.3(c), Crown shall indemnify MCNIC against any cost overrun of the total budget, by more than 10% in the aggregate or any cost overrun of any particular budget account set forth in such budget by more than 10% (in each such case, inclusive of expenditures that would not otherwise constitute Major Decisions under Section 5.2(c). The indemnity provided for in this Section 15.1(b) will not apply to any overrun consented to by MCNIC.

                  (c) Crown shall defend, indemnify and save and hold harmless MCNIC and the Company for, from and against and shall promptly reimburse each indemnified party with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's, consultant's and expert's fees and expenses and court costs)
incurred by such party that result from or are attributable to any representation or warranty of Crown contained in this Agreement being untrue, or any warranty, agreement or covenant of Crown contained in this Agreement being breached.

                  (d) MCNIC shall defend, indemnify and save and hold harmless Crown and the Company for, from and against and shall promptly reimburse each indemnified party with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's, consultant's and expert's fees and expenses and court costs)
incurred by such party that result from or are attributable to any representation or warranty of MCNIC contained in this Agreement being untrue or any warranty, agreement or covenant of MCNIC contained in this Agreement being breached.

         15.2 Implementation. The indemnification contained in Section 15.1 shall be implemented as follows:

                  (a) Such indemnity shall extend to any actual loss, cost, expense, liability, obligation or damage ("Loss") incurred or suffered by the indemnified party, its officers, directors, shareholders, partners, members and managers, including reasonable fees and expenses of attorneys, technical experts and expert witnesses reasonably incident to matters indemnified against.

                  (b) The amount of each payment claimed by an indemnified party to be owing and the basis for such claim, together with a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed, shall be set forth by such party in a statement delivered to the indemnifying party ("Claim Notice"). The amount claimed shall be paid by such indemnifying party as and to, and only to the extent required herein within 30 days after receipt of such statement or after the amount of such payment has been finally established, whichever last occurs. In the event the indemnifying party contests the reasonableness of the payments sought, it shall be entitled to submit such dispute to arbitration pursuant to Article XVI.

                  (c) Promptly after notification to an indemnified party with respect to any claim or legal action or other matter that may result in a Loss for which indemnification may be sought under this Article XV, but in any event in time sufficient for the indemnifying party to contest any action, claim proceeding or other matter that has become the subject of proceedings before any court or tribunal, such indemnified party shall give written notice of such claim, legal action or other matter to the indemnifying party and, at the request of such indemnifying party, shall furnish the indemnifying party or its counsel with copies of all pleadings and other information with respect to such claim, legal action or other matter and shall, at the election of the indemnifying party made within 60 days after receipt of such notice, permit the indemnifying party to assume control of such claim, legal action or other matter (to the extent only that such claim, legal action or other matter relates to a Loss for which the indemnifying party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the indemnified party, and the conduct of litigation, through attorneys of the indemnifying party's choice; provided, however, that no such settlement can result in any liability or cost to the indemnified party without its consent. In the event of such an election by the indemnifying party to assume control, (A) any expense incurred by the indemnified party thereafter for investigation or defense of the matter shall be borne by the indemnified party, and (B) the indemnified party shall give all reasonable information and assistance, other than pecuniary, that the indemnifying party shall deem necessary to the proper defense of such claim, legal action, or other matter. In the absence of such an election, the indemnified party will use its best efforts to defend, at the indemnifying party's expense, any claim, legal action or other matter to which such other party's indemnification under this Article XV applies until the indemnifying party assumes such defense, and, if the indemnifying party fails to assume such defense within the time period provided above, settle the same in the indemnified party's reasonable discretion at the indemnifying party's expense.

                                   ARTICLE XVI

                                   ARBITRATION

         16.1 Submission to Arbitration. The parties hereby submit all controversies, claims and matters of difference arising under this Agreement to arbitration. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (a) all questions relating to the interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations and other proceedings leading to the execution hereof, and (c) all questions as to whether the right to arbitrate any such question exists.

         16.2 Initiation of Arbitration and Selection of Arbitrators. The party desiring arbitration shall so notify the other party, identifying in reasonable detail the matters to be arbitrated and the relief sought. Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (i) An attorney with at least ten years experience in general commercial law; (ii) an attorney with at least ten years experience in oil and gas law; and (iii) a person with at least ten years experience with asphalt production. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. In the event that any party or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. If the arbitrators so desire they shall have the authority to retain the services of a neutral judge or attorney (whose fees shall be treated as an arbitrator's fees) to assist them in administering the arbitration and conducting any hearings and taking evidence at such hearings or otherwise.

         16.3 Arbitration Procedures. All matters arbitrated hereunder shall be arbitrated in Denver, Colorado pursuant to Utah law, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except to the extent such Rules conflict with the express provisions of this Article XVI (which shall prevail in the event of such conflict); provided, however, that all substantive law issues relating to the rights and obligations of the parties under this Agreement shall be governed by Section 18.5 below. The arbitrators shall conduct a hearing no later than 45 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within 10 days of the hearing. At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in an arbitration shall be made by a written opinion stating the reasons for the award made.

         16.4 Enforcement. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by Utah law. All awards may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the party against whom such award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings specifically relating to such default.

         16.5 Fees and Costs. The arbitrators' fees and other costs of the arbitration and the reasonable attorney fees, expert witness fees and costs of the prevailing party shall be borne by the non-prevailing party. In its written opinion, the arbitration panel shall, after comparing the respective positions asserted in the arbitration claim and answer thereto, declare as the prevailing party the party whose position was closest to the arbitration award (not necessarily the party in favor of which the award on the arbitration claim is rendered) and declare the other party to be the non-prevailing party. The arbitration award shall include an award of the fees and costs provided by this
Section 16.5 against the non-prevailing party.

         16.6 Capital Contributions. Subject to Section 3.1 (c)(vi), the obligation of the Members to make capital contributions to the Company under
Article III shall not be required to be submitted to arbitration, but the Company or any Non-Defaulting Member may elect to submit the matter to arbitration pursuant to this Article XVI or may elect to pursue throughout litigation any other remedy provided in Article III or available at law or in equity to enforce such obligations.

                                  ARTICLE XVII

                                     NOTICES

         17.1 Method of Notices. All notices required or permitted by this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail addressed as set forth below (except that any Member may from time to time give notice changing his address for that purpose), or by facsimile if confirmed by return facsimile, and shall be effective when personally delivered, or, if mailed, on the date set forth on the receipt of registered or certified mail, or if sent by facsimile, upon receipt of confirmation:

         If to MCNIC:

         MCNIC Pipeline & Processing Company
         150 West Jefferson Avenue
         Suite 1700
         Detroit, Michigan 48226
         Attention:  William E. Kraemer
         Facsimile:  (313) 256-6918

         with a copy to:

         MCN Energy Group
         500 Griswold
         10th Floor
         Detroit, Michigan 48226
         Attention:  Daniel L. Schiffer, Esq.
         Facsimile:  (313) 965-0009

         If to Crown:

         Crown Asphalt Products Company
         215 South State
         Suite 650
         Salt Lake City, Utah 84111
         Attention:  Mr. Jay Mealey
         Facsimile:  (801) 537-5609

         17.2 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

         18.1 Confidentiality. Each Member and Manager will keep confidential and not use, reveal, provide or transfer to any third party any Confidential Information it obtains or has obtained concerning the Company, except (a) to the extent that disclosure to a third party is required by applicable law or regulation; (b) information which, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which such person is a party or of which it has knowledge), as evidenced by generally available documents or publications; (c) information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the Company; (d) to the extent disclosure is necessary or advisable, to its employees, consultants or advisors for the purpose of carrying out their duties hereunder; (e) to banks or other financial institutions or agencies or any independent accountants or legal counsel or investment advisors employed by the Company or the Members, to the extent disclosure is necessary or advisable to obtain financing; (f) to the extent necessary, disclosure to third parties to enforce this Agreement, or (g) to a Member, Manager, or their Affiliates; provided, however, that in each case of disclosure pursuant to (d),
(e) or (g), the persons to whom disclosure is made agree to be bound by this confidentiality provision. The obligation of each Member and Manager not to disclose Confidential Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of either of the Members. As used in this paragraph, the term "Confidential Information" shall mean information concerning the properties, operations, business, trade secrets, technical know-how and other non-public information and data of or relating to the Company, its properties and any technical information with respect to any project of the Company.

         18.2 Public Announcements. Except as required by Law or regulation, neither Member shall make any press release or other public announcement or public disclosure relating to this Agreement, the subject matter of this Agreement or the activities of the Company without the written consent of the other Members, which consent shall not be unreasonably withheld.

         18.3 Entire Agreement. This Agreement embodies the entire understanding and agreement among the parties concerning the Company and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

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

         18.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the Members, nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such waiver.

         18.5 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, excluding its conflict of laws rules.

         18.6 References. References to a Member, including by use of a pronoun, shall be deemed to include masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable. References in this Agreement to terms in the singular shall include the plural and vice versa.

         18.7 U.S. Dollars. References herein to "Dollars" or "$" shall refer to U.S. dollars and all payments and all calculations of amount hereunder shall be made in Dollars.

         18.8 Counterparts. This instrument may be executed in any number of counterparts each of which shall be considered an original.

         18.9 Additional Documents. The Members hereto covenant and agree to execute such additional documents and to perform additional acts as are or may become necessary or convenient to carry out the purposes of this Agreement.

         18.10 Written Consents. All consents or approvals required or permitted under this Agreement shall be in writing.

         IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below their signatures.

                                             MCNIC PIPELINE & PROCESSING COMPANY

                                             By:      __________________________
                                             Name:    __________________________
                                             Title:   __________________________
                                             Date:    __________________________

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

                                             CROWN ASPHALT PRODUCTS COMPANY

                                             By:      __________________________
                                             Name:    __________________________
                                             Title:   __________________________
                                             Date:    __________________________


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